UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 7, 2009
Date of Report (Date of earliest event reported)

CIGNUS VENTURES INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-51714	74-3152432
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

Suite 410 – 103 East Holly Street
Bellingham, WA 98225	98255
(Address of principal executive offices)	(Zip Code)

(360) 306-1133
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

FORWARD-LOOKING STATEMENTS

Certain statements contained in this Current Report constitute "forward-looking statements.” These statements, identified by words such as “plan,” "anticipate," "believe," "estimate," "should," "expect" and similar expressions include our expectations and objectives regarding our future financial position, operating results and business strategy. These statements reflect the current views of management with respect to future events and are subject to risks, uncertainties and other factors that may cause our actual results, performance or achievements, or industry results, to be materially different from those described in the forward-looking statements. Such risks and uncertainties include those set forth under the heading “Risk Factors” and elsewhere in this Current Report. We do not intend to update the forward-looking information to reflect actual results or changes in the factors affecting such forward-looking information. We advise you to carefully review the reports and documents we file from time to time with the SEC, particularly our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K.

As used in this Current Report on Form 8-K, the terms "we,” "us,” "our,” “Cignus” and the “Company” mean Cignus Ventures Inc., and our wholly owned subsidiaries, unless otherwise indicated. All dollar amounts in this Current Report are in U.S. dollars unless otherwise stated. In this Current Report on Form 8-K, the term “Rs.” means Rupees of India.

SECTION 2 – FINANCIAL INFORMATION

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On October 7, 2009, we completed the acquisition of Smartlinx VOIP Networks Private Limited (“Smartlinx”). The acquisition of Smartlinx was completed pursuant to the terms of the Share Purchase Agreement dated August 20, 2009 (the “Share Purchase Agreement”) among Smartlinx, the Company, Smartlinx Acquisition Corp. (“Cignus Sub”), our wholly owned subsidiary, David K. Ryan, our sole executive officer, director and majority stockholder at the time of entering into the Share Purchase Agreement, and Citiglobal Ltd. (“Citiglobal”).

Under the terms of the Share Purchase Agreement, Citiglobal transferred to Cignus Sub all of its right, title and interest in and to Smartlinx. In consideration for Smartlinx, we issued to Citiglobal:

(a)	3,250,000 shares of our common stock; and

(b)	warrants to acquire 4,250,000 shares of our common stock at an exercise price of $0.02 per share until October 6, 2011.

Concurrently, Citiglobal purchased 10,000,000 shares of our common stock from Mr. Ryan for aggregate proceeds of $10,000. As a result of the sale of his shares to Citiglobal, Mr. Ryan no longer owns any shares of our common stock. Accordingly, we experienced a change in control and Citiglobal now controls 67.3% of our issued and outstanding shares of common stock.

Upon completion of the acquisition of Smartlinx, Mr. Ryan resigned as our Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and Director. Following Mr. Ryan’s resignation, Abraham Joy was appointed as our Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and as a Director. We also appointed Job Thomas Thekkekkara and Nyayapathi Sunder Raj to our Board of Directors upon closing of the acquisition of Smartlinx.

As a result of our acquisition of Smartlinx, we have now changed our business focus to provide: (a) live online tutoring services that utilize a video enabled model and our “Live Tutor” website (“Live Tutor”); and (b) technical support and back office solutions for Voice-Over Internet Protocol (“VOIP”) telephony services. In addition, our acquisition of Smartlinx has the effect of causing us to cease being a “shell company.” Accordingly, we have included in this Current Report on Form 8-K the information that would be required if we were filing a general form for registration of securities on Form 10 as a smaller reporting company.

FORM 10 INFORMATION

BUSINESS

Overview

We were incorporated on March 10, 2005, under the laws of the State of Nevada.

We are a start-up company engaged in providing: (a) live on-line tutoring services that utilizes a video enabled model and our “Live Tutor” website (“Live Tutor”); and (b) technical support and back office services for Voice-Over Internet Protocol (“VoIP”) telephony services.

On October 13, 2009, our Board of Directors completed the merger of Smartlinx Acquisition Corp. (“Cignus Sub”) with and into the Company, with the Company continuing as the sole surviving corporation (the “Merger”). As a result of the Merger, our name will change from “Cignus Ventures Inc.” to “Smartlinx Inc.”

Concurrent with the Merger, on October 13, 2009, our Board of Directors completed a 2.7-for-1 forward split of our common stock (the “Stock Split”). Upon completion of the Stock Split, the Company’s authorized capital of common stock will be increased from 100,000,000 shares of common stock, par value $0.001 per share, to 270,000,000 shares of common stock, par value $0.001 per share, and stockholders will own 2.7 shares of common stock for every 1 share of common stock held before the Stock Split.

Live Tutor

We are in the final stages of our development and roll-out of Live Tutor, our live-online tutoring services.

Live Tutor delivers individualized supplemental education to students using a video enabled telephone or Personal Computers and our Live Tutor website (http://bsnl.livetutor.in). Through this fee based service, we are able to deliver tutoring and instruction in real time. Our initial focus is to develop and implement Live Tutor in India.

We believe that the accessibility of the internet and its real-time qualities make it an ideal platform for tutoring primary, secondary and higher secondary students. Online learning encourages students to obtain educational tutoring at times that are convenient to the student. This allows the student to learn from their home and eliminates transportation requirements.

Our Live Tutor services are supported through our Live Tutor website, with real-time, live video based content delivered on Personal Computers or video enabled IP-phones. As our Live Tutor services provide live on-line tutoring, a student will need to have broadband access for our Live Tutor services.

Broadband Services of BSNL

In order to facilitate the development of Live Tutor, we entered into an agreement dated January 27, 2009 with Bharat Sanchar Nigam Limited (“BSNL”), a broadband service provider in India, to provide broadband access to prospective customers and assist us in marketing Live Tutor to its existing customers. In consideration of BSNL providing us with access to their customers, BSNL is entitled to: (i) 40% of our gross revenue from providing tutoring services to students in India; and (ii) 20% of our gross revenue from providing tutoring services to overseas students. The term of this agreement is for three years. BSNL may terminate the agreement if we do not satisfy the following roll out obligations: (i) a minimum of 50,000 customers with minimum gross revenue payable to BSNL of Rs. 12,000,000 by January 27, 2010; and (ii) a minimum of 200,000 customers with minimum gross revenue payable to BSNL of Rs. 60,000,000 by January 27, 2011.

Courses, Tutors and Fees

Our Live Tutor services can be accessed once a student registers on our Live Tutor website. Once registered, the student will have access to our online tutoring services and to our tutors. The focus of our tutoring services will be broad based on major curricula in India, including State Secondary Certificate (“SSC”), Central Board of Secondary Education (“CBSE”), India Certificate of Secondary Examination (“ICSE”), IB, and popular International format, and subjects ranging from English, Languages, Math, Science and Social Studies. Since the tutoring sessions are video based and delivered in real-time, course materials would be tailored to each student’s individual and special needs. As a result, each tutor would not need to initially prepare their own course materials. However, we plan to provide tutors with authoring tools to record their video based content for the course they would teach. We plan to partner with providers of standardized course materials as part of our business plan. However, there is no assurance that we will be able to partner with any providers of standardized course materials.

We ensure that tutors have scholastic ability, teaching experience, aptitude, and have the requisite knowledge in English, Math, Science, Social Studies and other subjects in which they plan to teach. The tutors must also demonstrate to us their ability to explain concepts in these subject areas to students of a variety of ages. In addition, each tutor is required to be currently enrolled or graduated from a College or University in India.

In order for a student to use Live Tutor, the student must choose a tutoring package in the subject they wish to be tutored. The tutor packages vary depending on whether the student resides in India or outside India and the level of education the student wishes to be instructed in. Each tutor package consists of ten one-hour sessions and is available at the following costs:

	Primary	Secondary	Higher Secondary
Student – India
Basic	$8 (Rs. 399)	$15 (Rs. 749)	$20 (Rs. 999)
Premium	$20 (Rs. 999)	$30 (Rs. 1499)	$40 (Rs. 1999)
Student – Non-India
Basic	$50	$75	$90
Premium	$90	$100	$120

VoIP Technical Support

We are also engaged in the business of providing technical support and back office services to small and medium sized businesses in India with respect to VoIP telephony services. In particular, we provide our customers with network monitoring services and IP telephony monitoring services through our SmartRMS service (“Smart RMS”).

Network Monitoring

Our SmartRMS remote monitoring provides our customers with real-time monitoring of their servers and networks. With our SmartRMS remote monitoring service, we are able to assist our customers in identifying and addressing technical issues prior to them becoming a work-stopping problem. Our SmartRMS network monitoring services include:

  Continuous monitoring of critical devices like firewalls, switches, routers and applications deployed within a network perimeter.

  Proactive monitoring services to detect network, system and application level failures in time, which if unattended can seriously impact the bottom line of an organization. In the event of an outage, our customers are notified in real-time.

  Round the clock backing and telephonic support by our technicians.

IP Telephony Monitoring

Our SmartRMS IP telephony monitoring services is a service that remotely monitors and handles voice, video, data and multiple applications over a web based interface. We provide our customers with the following IP telephony services:

  Evaluate the impact of IP telephony on our customers’ environment.

  Assist customers in evaluating the benefits and viability of an IP telephony system.

  Implement IP telephony systems, including designing detail project plans, phase implementation and integration with our customers’ existing infrastructure.

  Provide round-the clock IP telephony support to our customers.

As of June 30, 2009, we have primarily provided support services to Nettlinx Limited, a provider of broadband VoIP services.

Customers

We are reliant on our agreement with BSNL to generate customers for our Live Tutor business. If BSNL terminates its agreement with us, we may lose a substantial majority of our customer base. We are actively seeking out additional customers for Live Tutor. However, there are no assurances that we will be successful in attracting new customers.

Competition

We face significant competition in each of our business segments. The competition focuses on price, quality of service and/or product, reputation and location.

Live Tutor. We believe that the key competitive factors in our market are technology, expertise and capabilities; brand recognition; content; instructional methodology; and access to capital.

We compete in the tutoring market against both traditional providers of educational services and other online tutoring providers:

  Individual Tutors. We compete with individual home tutors. In most geographic areas, individual tutors have the largest share of the tutoring market. We may also compete with state and local education agencies that fund individual tutoring.

  Online Providers. We compete with several companies that currently participate in the online tutoring market. Further, we expect that some existing tutoring companies, and others, will begin to distribute their services over the Internet in the near future. We believe that our services differ from those currently offered by these companies. Other online providers currently do not provide live online tutoring services to their students. There are a variety of tutoring models, though they differ from ours, compete with us for market share.

  New Entrants. As Internet and broadband services become more widely deployed in the primary, secondary and higher secondary school market, we expect new and as yet unidentified companies to enter the market.

VoIP Technical Support. The markets for network monitoring and IP telephony monitoring services are competitive and subject to rapid technological change. Service providers are continually introducing new solutions and products into these markets and enhancing their network monitoring and IP telephony monitoring solutions and productions. We believe that our primary competition in this business segment is from traditional VoIP service providers such as Sify, Net4India, Youtele and WorldPhone as well as outsourced service companies such as Keross, Ice Net Technologies, Net Hertz. We also compete with other private and public companies who have invested in various aspects of network monitoring and IP telephony monitoring services and other service solutions. A number of our competitors have longer operating histories, significantly greater human resources and financial resources than us.

Government Regulation

There are an increasing number of laws and regulations pertaining to the Internet. In addition, there are a number of legislative and requirements regarding children’s privacy, copyrights and taxation. Other laws or regulations may be adopted with respect to online content regulation, user privacy, pricing, restrictions on email solicitations, taxation and quality of products and services. Any new legislation or regulation, or the application or interpretation of existing laws, may decrease the growth in the use of the Internet, which could in turn decrease the demand for our service, increase our cost of doing business or otherwise have a material adverse effect on our prospects and revenues.

Research and Development Activities

We have not incurred any research and development expenditures since our inception.

Patents and Trademarks

We do not own, either legally or beneficially, any patents. We currently own the following trademarks in India: (i) “Live Tutor” under trademark number 1745989; and (ii) “Smartlinx” under trademark number 1479330.

Employees

Other than our executive officers and directors, we have fifteen (15) employees.

RISK FACTORS

The following are some of the important factors that could affect our financial performance or could cause actual results to differ materially from estimates contained in our forward-looking statements. We may encounter risks in addition to those described below. Additional risks and uncertainties not currently known to us, or that we currently deem to be immaterial, may also impair or adversely affect our business, financial condition or results of operation.

We have an operating deficit and have incurred losses since inception.

To date, our operations have not been profitable. We have not earned any significant revenues to date and there is no assurance that we will be able to do so in the near future. In addition there is no assurance that our ongoing expenditures will exceed our estimates over the next twelve months. We may never be able to achieve profitability.

In addition, we do not currently have the financial resources to complete our plan of operation over the next twelve months. Accordingly, we will need to obtain additional financing in order to meet our financial obligations over the next twelve months. However, there is no assurance that we will be able to obtain additional financing. If further financing is not available or obtainable, our ability to meet our financial obligations and pursue our plan of operations will be substantially limited and investors may lose a substantial portion or all of their investment.

We have limited operating history and as a result there are risks of a new business venture.

Smartlinx VOIP Networks Private Limited was formed on November 3, 2006 and, as such, it has a very short operating history upon which future performance may be assessed.

Potential investors should be aware of the difficulties normally encountered by a new enterprise and the high rate of failure of such enterprises. The potential for future success must be considered in light of the problems, expenses, difficulties complications and delays encountered in connection with the development of a business in the area in which we intend to operate and in connection with the formation and commencement of operations of a new business in general. These include, but are not limited to, unanticipated problems relating to research and development programs, marketing, approvals by government agencies, competition and additional costs and expenses that may exceed current estimates. There is no history upon which to base any assumption as to the likelihood that our business will prove to be successful, and there can be no assurance that we will generate any operating revenues or ever achieve profitable operations.

We are reliant on our agreement with BSNL to generate customers for Live Tutor. If BSNL terminates its agreement with us, our business may fail.

On January 27, 2009, we entered into an agreement with BSNL to provide Live Tutor to the customers of BSNL. Under the terms of the agreement, we are required to meet certain rollout obligations and to pay BSNL forty percent (40%) of our gross revenues for tutoring services providing to students in India and twenty percent (20%) of our gross revenues for tutoring services provided to overseas students. If we are unable to meet these obligations to BSNL, BSNL may terminate its agreement with us. Termination of the agreement may cause us to lose a substantial majority of our customer base and cause our business to fail.

Our VoIP Technical Support services are reliant on hiring and retaining qualified IT personnel. If we are unable to hire or retrain qualified IT personnel, our business may fail.

Our business is reliant on our ability to attract, train, retain and motivate qualified IT personnel. In the current marketplace, there is significant competition to retain qualified IT personnel. There is also a shortage of qualified personnel in this field and we compete with other companies the limited number of IT personnel. If we are unable to hire or retain qualified IT personnel, our business may fail.

Our promotion and marketing of our websites may not result in generation of significant revenue which may cause our business to fail.

We believe that successful marketing, development and promotion of our websites are crucial to our success in attracting business. If our marketing and promotion is not successful in developing strong public recognition of our websites, then we may not be able to earn significant revenues and our business may fail.

Unauthorized disclosure of sensitive or confidential client and customer data, whether through breach of our computer systems or otherwise, could expose us to protracted and costly litigation and cause us to lose clients which may result in our going out of business and for you to lose your investment.

We may be required to collect and store sensitive data in connection with our services, including names, addresses, social security numbers, credit card account numbers, checking and savings account numbers and payment history records, such as account closures and returned checks. If any person, including any of our employees, penetrates our network security or otherwise misappropriates sensitive data, we could be subject to liability for breaching contractual confidentiality provisions and/or privacy laws, which would devastate our business, and may result in the loss of your investment.

Competition in the tutoring industry and the VoIP technical support industry is intense and our competitors have greater financial resources and development capabilities than we have, and we may not have the resources necessary to successfully compete with them.

Our business plan involves providing online tutoring services and VoIP technical support. These business areas are highly competitive. There are numerous companies that provide online tutoring services and/or VoIP technical support that compete in this market, most of whom have greater financial resources and more expertise in this business than we do. Our ability to develop our business will depend on our ability to successfully market our services in this highly competitive environment. We cannot guarantee that we will be able to do so successfully.

Our products may become obsolete and unmarketable if we are unable to respond adequately to rapidly changing technology and customer demands.

Our products may quickly become obsolete and unmarketable. Our future success will depend on our ability to adapt to technological advances, anticipate customer demands, develop new products and enhance our current products on a timely and cost-effective basis. We may be unsuccessful in responding to technological developments and changing customer needs. In addition, our applications and services offerings may become obsolete due to the adoption of new technologies or standards.

We may experience technical or other difficulties that could delay or prevent the development, introduction or marketing of new products or enhanced versions of existing products. Also, we may not be able to adapt new or enhanced services to emerging industry standards, and our new products may not be favorably received by our target market.

The loss of our executive officers or directors, could adversely affect our business.

Our success depends largely upon the efforts, abilities, and decision-making of our executive officers and directors. The loss of any of these individual would have an adverse effect on our business prospects. We do not currently maintain "key-man" life insurance and there is no contract in place assuring the services our executive officers and directors for any length of time. In the event that we should lose our sole officer or directors and we are unable to find suitable replacements, we may not be able to develop our business, in which case investors might lose all of their investment.

One stockholder owns a majority of our common stock and may act, or prevent certain types of corporate actions, to the detriment of other stockholders.

Citiglobal Ltd. owns 13,250,000 common shares and holds a warrant to acquire 4,250,000 shares at an exercise price of $0.02 per share until October 6, 2011. Accordingly, Citiglobal beneficially owns approximately 67.3% of our issued and outstanding common stock. Accordingly, our majority shareholder may exercise significant influence over all matters requiring stockholder approval, including the election of a majority of the directors and the determination of significant corporate actions. This concentration could also have the effect of delaying or preventing a change in control that could otherwise be beneficial to our stockholders.

If we issue additional shares of common stock in the future this may result in dilution to our existing stockholders.

Our articles of incorporation authorize the issuance of 200,000,000 shares of stock consisting of 100,000,000 share of common stock and 100,000,000 shares of preferred stock. On October 13, 2009, we completed a 2.7-for-1 forward split of our common stock. Upon completion of the forward split, our authorized capital of common stock increased from 100,000,000 shares to 270,000,000 shares. Our board of directors has the authority to issue additional shares of common stock up to the authorized capital stated in the articles of incorporation. Our board of directors may choose to issue some or all of such shares to provide additional financing in the future. The issuance of any such shares may result in a reduction of the book value or market price of the outstanding shares of our common stock. It will also cause a reduction in the proportionate ownership and voting power of all other stockholders.

The trading price of our common stock may be volatile, with the result that an investor may not be able to sell any shares acquired at a price equal to or greater than the price paid by the investor.

Our common shares are quoted on the OTC Bulletin Board under the symbol "CGNV.” Companies quoted on the OTC Bulletin Board have traditionally experienced extreme price and volume fluctuations. In addition, our stock price may be adversely affected by factors that are unrelated or disproportionate to our operating performance. Market fluctuations, as well as general economic, political and market conditions such as recessions, interest rates or international currency fluctuations may adversely affect the market price of our common stock. In addition, to date, there has been no trading volume for our shares on the OTC Bulletin Board. As a result of this potential volatility and potential lack of a trading market, an investor may not be able to sell any of our common stock that they acquire that a price equal or greater than the price paid by the investor.

Because our stock is a penny stock, stockholders will be more limited in their ability to sell their stock.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or quotation system.

Because our securities constitute "penny stocks" within the meaning of the rules, the rules apply to us and to our securities. The rules may further affect the ability of owners of shares to sell our securities in any market that might develop for them. As long as the trading price of our common stock is less than $5.00 per share, the common stock will be subject to rule 15g-9 under the Securities Exchange Act of 1934 (the “Exchange Act”). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the SEC, that:

1.	contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
2.

contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of securities laws;

3.	contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price;
4.	contains a toll-free telephone number for inquiries on disciplinary actions;
5.	defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and
6.	contains such other information and is in such form, including language, type, size and format, as the SEC shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with: (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitably statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

PLAN OF OPERATION

Overview

We plan to launch Live Tutor as a value added service of BSNL, which will provide us with the brand image of BSNL and the use of its network. We plan to initially target the existing subscribers of BSNL in the southern states of Andhra Pradish, Tamilmadu, Karnataka and Kerala. These states of India represent almost 50% of the existing subscriber base of BSNL.

Subject to our ability to obtain additional financing, we plan to launch our Kindergarten to Grade 12 service during the third quarter of our fiscal year ending March 31, 2010. If successful, we plan to implement our vocational education, higher education and value added services in the first quarter of our 2011 fiscal year. The following table sets out our anticipated launch dates in the following states of India.

State	K12 Qtr/Year	Vocational Qtr/Year	Higher Education Qtr/Year	VAS Qtr/Year
Andhra Pradesh	III, 09-10	I, 10-11	I, 10-11	I, 10-11
Tamilnadu	III, 09-10	I, 10-11	I, 10-11	I, 10-11
Karnataka	III, 09-10	I, 10-11	I, 10-11	I, 10-11
Kerala	III, 09-10	I, 10-11	I, 10-11	I, 10-11
International	IV, 09-10	I, 10-11	I, 10-11	I, 10-11
Maharashtra	I, 10-11	I, 10-11	I, 10-11	I, 10-11
Goa	I, 10-11	I, 10-11	I, 10-11	I, 10-11
Gujarat	I, 10-11	I, 10-11	I, 10-11	I, 10-11
Rajasthan	I, 10-11	I, 10-11	I, 10-11	I, 10-11
Madhya Pradesh	I, 10-11	I, 10-11	I, 10-11	I, 10-11
Haryana	II, 10-11	II, 10-11	II, 10-11	II, 10-11
Punjab	II, 10-11	II, 10-11	II, 10-11	II, 10-11
Delhi	II, 10-11	II, 10-11	II, 10-11	II, 10-11
Himachal Pradesh	II, 10-11	II, 10-11	II, 10-11	II, 10-11
Jammu & Kashmir	II, 10-11	II, 10-11	II, 10-11	II, 10-11
Uttaranchal	II, 10-11	II, 10-11	II, 10-11	II, 10-11
Uttar Pradesh	II, 10-11	II, 10-11	II, 10-11	II, 10-11
Bihar	II, 10-11	II, 10-11	II, 10-11	II, 10-11

In order to facilitate the expansion of our customer base, we plan to form relationships in each of the BSNL telecom’s district in order to promote our service and assist us in the registration and retention of customers. We anticipate that our promotional plan will utilize the network and brand name of BSNL. We also anticipate that we will be relying on the BSNL customer care centers and BSNL officials for public relations and other media interactions.

Development of our Live Tutor Services

In addition to the anticipated launch of Live Tutor in the states listed above, we also plan on further developing our Live Tutor services as follows:

1.

Upgrade Web Interface: We plan to develop Live Tutor’s web interface in order to meet various business processing requirements. We anticipate that this will assist students and teachers in a seamless delivery of content.

2.

New Delivery System: Our current delivery system for our Live Tutor services is the video phone. However, we plan to develop a new delivery system that includes video, voice and whiteboard features called “Live Tutor Connect”. Live Tutor Connect is an application that allows for hosting live interactive virtual classes, which allows instructors to interact with students through audio-video, chat, questions and answers, share presentations, documents and desktops screens online. Live Tutor Connect is a Windows based custom-built application software, tightly integrated to Live Tutor Learning Management System and is designed to work even in low bandwidth conditions without having a need for expensive leased lines for Internet access.

3.

Learning Management System: We plan on developing our Live Tutor Learning Management System (“LMS”) in order to manage the delivery of tutoring services to students. Live Tutor LMS allows us to create learning programs, manage schedules, maintain a learning calendar and store data. In addition, we anticipate that our Live Tutor LMS will integrate with Live Tutor Connect under a single login for registered users to access data, attend classes, manage content and interact with peers. Live Tutor LMS is customized and enhanced implementation of the open source MOODLE platform. MOODLE is an open source software for producing internet based courses and web sites.

4.	Research & Development: We plan to continue research and development in order to make Live Tutor compatible with current technological trends and any future technology changes, including:

  Devices – Mobile handsets, handheld PDA’s, net books;

  Compatibility with new operating systems on personal computers and other delivery devices;

  Deliver learning on low cost PC’s and thin clients;

  Operate on low bandwidths; and

  Operate on 3G and other wireless networks.

Cash Requirements Over Next Twelve Months

We anticipate that we will incur over the next twelve months the following expenses:

Category	Planned Expenditures Over the Next Twelve Months
Capital Expenditure	$700,000
Research and Development	$300,000
Product Launch Expense	$250,000
General and Administrative(1)	$870,000
TOTAL	$2,120,000

Notes:
(1)	Includes legal and accounting expenses associated with our reporting requirements under the Securities Exchange Act of 1934.

Our cash on hand as of June 30, 2009 is $4,723. As such, we do not have sufficient cash to meet the anticipated costs of completing plan of operation or meeting our financial obligations over the next twelve months. Therefore, we will require additional financing. There is no assurance that we will be able to acquire such additional financing on terms that are acceptable to us, or at all.

RESULTS OF OPERATION

The acquisition of Smartlinx has been treated as a “reverse merger” for accounting purposes. As a result Smartlinx has been treated as the acquiring entity for accounting and financial reporting purposes. As such, the following discussion of our results of operation reflects the operations of Smartlinx for the years ended March 31, 2009 and 2008 and the three months ended June 30, 2009 and 2008.

Years Ended March 31, 2009 and 2008

Revenues

During the year ended March 31, 2009, we earned revenues from our VoIP technical support services of $26,866 compared to $18,330 for the year ended March 31, 2008. We can provide no assurance that we will be able to generate similar revenues in the future or that we will earn significant revenues from our Live Tutor services.

Operating Expenses

Our operating expenses were $62,251 for the year ended March 31, 2009 and $65,469 for the year ended March 31, 2008. Our operating expenses primarily consist of personnel costs, direct cost of telephone services and customer equipment, and selling general and administrative costs.

Our direct cost of telephone services slightly decreased from $16,381, during the year ended March 31, 2008, to $14,203, during the year ended March 31, 2009. These expenses primarily consist of personnel costs in connection with providing our VoIP technical support services.

Director cost of computer equipment consists of the original purchase price of equipment.

Our personnel costs slightly decreased from $30,213, during the year ended March 31, 2008, to $28,454, during the year ended March 31, 2009. Personnel costs expenses primarily relate to management costs, VoIP technical support personnel, marketing and support staff for Live Tutor services.

Three Months Ended June 30, 2009 and 2008

Revenues

During the three months ended June 30, 2009, we earned revenues from our VoIP technical support services of $5,967 compared to $2,317 for the three months ended June 30, 2008. We can provide no assurance that we will be able to generate similar revenues in the future or that we will earn significant revenues from our Live Tutor services.

Operating Expenses

Our operating expenses were $22,890 for the three months ended June 30, 2009 and $12,737 for the three months ended June 30, 2008. Our operating expenses primarily consist of personnel costs, direct cost of telephone services and customer equipment, and selling general and administrative costs.

Our direct costs of the telephone services slightly increased from $1,398, during the three months ended June 30, 2008, to $2,298, during the three months ended June 30, 2009. These expenses primarily consist of personnel costs in connection with providing our VoIP technical support services.

Director cost of computer equipment consists of the original purchase price of equipment.

Our personnel costs increased slightly from $10,862, during the three months ended June 30, 2008, to $12,162, during the three months ended June 30, 2009. Personnel costs expenses primarily relate to management cost, VoIP technical support personnel, marketing and support staff for Live Tutor services.

LIQUIDITY AND CAPITAL RESOURCES

As at June 30, 2009, we had cash on hand of $4,723. Our working capital deficit increased from $119,750, as at March 31, 2009, to $146,831, as at June 30, 2009. The increase in our working capital deficit is primarily due to the fact that we received additional loans of $22,104 from Nettlinx Limited (“Nettlinx”) under the terms of our loan agreement.

As a result of our acquisition of Smartlinx, we are subject to the terms and conditions of a loan agreement with Nettlinx. Under the terms of the Loan Agreement, Nettlinx agreed to loan Smartlinx 10,000,000 Rupees (approximately $200,000 USD) at a rate of 6% per annum. The loan from Nettlinx is unsecured and repayable by November 20, 2009 or such date that is mutually agreed. As of June 30, 2009, our outstanding balance on the unsecured loan from Nettlinx is $154,457.

In order to obtain additional financing in the future, we anticipate relying upon sales of our common stock and loans. We received a subscription for 133,333 pre split (359,999 post split) units (“Units”) at a price of $1.50 per pre split ($0.55 per post split) Unit, which Units have not yet been issued. Each unit consists of one share of our common stock and one share purchase warrant, with each warrant entitling the holder to purchase an additional share of our common stock at a price of $1.60 per pre split ($0.59 per post split) share until two years from the date of issuance. We anticipate that we will require additional financing in order to implement our plan of operation and meeting our ongoing expenditures. If we sell additional shares of our common stock, existing stockholders will experience a dilution of their proportionate interests in our Company.

OFF-BALANCE SHEET ARRANGEMENTS

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenue or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to our stockholders.

CRITICAL ACCOUNTING POLICIES

The preparation of financial statements in conformity with generally accepted accounting principles (”GAAP”) in the United States has required our management to make assumptions, estimates and judgments that affect the amounts reported in the financial statements, including the notes thereto, and related disclosures of commitments and contingencies, if any. Our significant accounting policies are disclosed in the notes to the audited financial statements for the fiscal year ended August 31, 2008 included in our Annual Report on Form 10-K filed with the SEC on January 14, 2009.

PROPERTIES

Our principal office is at Suite 410 – 103 East Holly Street, National Bank Building, Bellingham, WA, 98225.

We also have an operations office located at 5-9-22, 3rd Floor, My Home Sarovar Plaza, Secretariat Road, Saifabad, Hyderabad – 500 063, India, consisting of approximately 960 square feet, which we rent at a cost of Rs. 49,440 (approximately $1,000 US) per month.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of October 7, 2009 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) each of our directors and each of our named executive officers, and (iii) officers and directors as a group. Unless otherwise indicated, the shareholders listed possess sole voting and investment power with respect to the shares shown.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Common Stock(1)
DIRECTORS AND OFFICERS
Common Stock	Abraham Joy Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and Director	Nil(2)	Nil
Common Stock	Job Thomas Thekkekkara Director	Nil(3)	Nil
Common Stock	Nyayapathi Sunder Raj Director	Nil(4)	Nil
Common Stock	All Officers and Directors as a Group (3 persons)	Nil	Nil
5% STOCKHOLDERS
Common Stock	Citiglobal Ltd. 6th Floor, Newton Tower Sir William Newton Street, Port Louis, Republic of Mauritius	17,5000,000(5) (direct)	7.3%

(1)

(1) Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of Common Stock actually outstanding on the date of this Current Report. As at October 7, 2009, we have 21,750,000 shares of Common Stock issued and outstanding.

(2)	Mr. Joy owns an 8% interest in Citiglobal. As such, Mr. Joy does not have any voting or investment power over the shares owned by Citiglobal.

(3)	Mr. Thomas owns a 8% interest in Citiglobal. As such, Mr. Thomas does not have any voting or investment power over the shares owned by Citiglobal.

(4)	Mr. Raj owns a 8% interest in Citiglobal. As such, Mr. Raj does not have any voting or investment power over the shares owned by Citiglobal.

(5)

Those shares denoted as being beneficially owned by Citiglobal Ltd. (“Citiglobal”) consists of: (i) 13,250,000 shares of common stock; and (ii) warrants to purchase 4,250,000 shares of common stock at an exercise price at an exercise price of $0.02 per share until October 6, 2011. Nettlinx Limited, a public corporation formed under the laws of India, owns a 49% interest in Citiglobal. Accordingly, Nettlinx Limited may be deemed to beneficially own those shares owned by Citiglobal.

DIRECTORS AND EXECUTIVE OFFICERS

The following tables set forth information regarding our executive officers and directors:

Name	Age	Positions
Abraham Joy	34	Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and Director
Job Thomas Thekkekkara	46	Director
Nyayapathi Sunder Raj	46	Director

Set forth below is a brief description of the background and business experience of each of the listed executive officers and directors for at least the past five years.

Abraham Joy was appointed as our Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and as a member of our Board of Directors on October 7, 2009. Mr. Joy is a managing director of ETC Investments & Consulting Pvt. Ltd. in India. He is also an independent Consultant for International Project Development. Prior to working at ETC Investments & Consulting Pvt. Ltd. in India, Mr. Joy was a management director of ETC GmbH, in Germany. Mr. Joy started his career in Human Resources Training at Warner Bros. Movie World, Germany after obtaining a Business Management education from the International Business School in Lippstadt, Germany and West Virginia University, USA.

Job Thomas Thekkekkara was appointed as a member of our Board of Directors on October 7, 2009. Mr. Thomas has over 25 years of IT exposure and has worked in various managerial positions. Prior to closing of the acquisition, Mr. Thomas is currently a director and the Chief Operating Officer of Smartlinx. Prior to his appointment to Smartlinx, Mr. Thomas was the regional business systems manager of Hindustan Coca-Cola Bottling Company Limited, India. Mr. Thomas obtained a Bachelor of Science (Mathematics) from Calicut University in 1983 and a PG Diploma (Personnel Management & Industrial Relations) from St. Joseph’s College of Business Administration in 1985.

Nyayapathi Sunder Raj was appointed as a member of our Board of Directors on October 7, 2009. Mr. Raj is currently a director of Smartlinx. In 1986, Mr. Raj co-founded CS Software Enterprise Limited and acted as Executive Director and CEO. During his tenure as CS Software Enterprise Limited, Mr. Raj was responsible for the overall business strategy, developing business plans and goals and management of project teams. Mr. Raj obtained a Bachelor of Engineering from Osmania University in 1983 and a Master of Technology in Electrical Engineering from the Indian Institute of Technology in 1985.

Term of Office

Members of our board of directors are appointed to hold office until the next annual meeting of our stockholders or until his or her successor is elected and qualified, or until he or she resigns or is removed in accordance with the provisions of the Nevada Revised Statutes (the “NRS”). Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

We have no significant employees other than our officers and directors.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth total compensation paid to or earned by our named executive officers, as that term is defined in Item 402(m)(2) of Regulation S-K during the fiscal years ended August 31, 2008 and 2007:

SUMMARY COMPENSATION TABLE
Name & Principal Position	Year End August 31,	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compen- sation ($)	Nonqualified Deferred Compen- sation Earnings ($)	All Other Compen- sation ($)	Total ($)
Abraham Joy(1) CEO, CFO, President, Secretary, Treasurer and Director	2008 2007	$0 $0	$0 $0	$0 $0	$0 $0	$0 $0	$0 $0	$0 $0	$0 $0
David K. Ryan(2) Former President, Former Secretary, Former Treasurer, Former CEO & Former CFO and Former Director	2008 2007	$0 $0	$0 $0	$0 $0	$0 $0	$0 $0	$0 $0	$0 $0	$0 $0

Notes:
(1)	Abraham Joy was appointed as our CEO, CFO, President, Secretary, Treasurer and a Director on October 7, 2009. Pursuant to the terms of a verbal agreement, we pay Mr. Joy $5,000 per month.
(2)	David K. Ryan resigned as our CEO, CFO, President, Secretary, Treasurer and a Director on October 7, 2009.

Outstanding Equity Awards At Fiscal Year End

As at August 31, 2008, we had no outstanding equity awards.

Director Compensation

The following table sets forth the compensation paid to our directors during our August 31, 2008 fiscal year, other than directors who were also named executive officers as that term is defined in Item 402(m)(2). Compensation paid to directors who were also named executive officers during our August 31, 2008 fiscal year is set out in the tables above.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Job Thomas Thekkekkara(1)	$0	$0	$0	$0	$0	$0	$0
Nyayapathi Sunder Raj(2)	$0	$0	$0	$0	$0	$0	$0

Notes:

(1)	Job Thomas Thekkekkara was appointed as a member of our Board of Directors on October 7, 2009. Pursuant to the terms of an employment agreement between Mr. Thomas and Smartlinx, Mr. Thomas is paid Rs. 1,140,000 (approximately $22,800) per annum.

(2)	Nyayapathi Sunder Raj was appointed as a member of our Board of Directors on October 7, 2009. Pursuant to the terms of an employment agreement between Mr. Raj and Smartlinx, Mr. Raj is paid Rs. 360,000 (approximately $7,200) per annum.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as described below, none of the following parties has, in the last two years, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

  Any of our directors or officers;
  Any person proposed as a nominee for election as a director;
  Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock;
  Any of our promoters; and
  Any member of the immediate family (including spouse, parents, children, siblings and in-laws) of any of the foregoing persons.

Smartlinx Transaction

Under the terms of the Share Purchase Agreement, we issued 3,250,000 shares of our common stock and 4,250,000 Warrants to Citiglobal, a beneficial holder of more than five percent of our outstanding shares, for all the issued and outstanding shares of Smartlinx. In addition, Mr. Ryan, our former sole executive officer and director, transferred 10,000,000 shares of common stock owned by him to Citiglobal for an aggregate purchase price of $10,000.

Our executive officers and directors own an interest in Citiglobal as follows: (i) Mr. Joy owns an 8% interest in Citiglobal; (ii) Mr. Thomas owns a 8% interest in Citiglobal; and (iii) Mr. Raj owns a 8% interest in Citiglobal. Accordingly, none of our directors or officers have any voting or investment power over the shares of our common stock owned by Citiglobal.

DIRECTOR INDEPENDENCE

Our common stock is quoted on the OTC Bulletin Board inter-dealer quotation system, which does not have director independence requirements. Under NASDAQ Rule 5605(a)(2), a director is not considered to be independent if he or she is also an executive officer or employee of the corporation. In applying this definition, we have determined that Mr. Thomas and Mr. Raj are independent directors. Mr. Joy, our sole executive officer, does not qualify as an independent member of our Board of Directors.

LEGAL PROCEEDINGS

We are not a party to any material legal proceedings and, to our knowledge, no such proceedings are threatened or contemplated.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our shares of common stock commenced trading on the OTC Bulletin Board under the symbol “CGNV” on April 4, 2006. The high and the low bid prices for our shares during the last two fiscal years as reported by the OTC Bulletin Board were:

QUARTER	HIGH ($)	LOW ($)
November 30, 2006	N/A	N/A
February 28, 2007	N/A	N/A
May 31, 2007	N/A	N/A
August 31, 2007	N/A	N/A
November 30, 2007	N/A	N/A
February 29, 2008	N/A	N/A
May 31, 2008	N/A	N/A
August 31, 2008	N/A	N/A

The high and low bid price information provided above was obtained from the OTC Bulletin Board. The market quotations provided reflect inter-dealer prices, without retail mark-up, markdown or commission and may not represent actual transactions.

Holders

As of October 7, 2009 there were 21,750,000 shares of our common stock issued and outstanding that are held of record by 17 registered stockholders. We believe that a number of stockholders hold stock on deposit with their brokers or investment bankers registered in the name of stock depositories.

Dividends

We have not declared any dividends on our common stock since our inception. There are no dividend restrictions that limit our ability to pay dividends on our common stock in our Articles of Incorporation or Bylaws. Our governing statute, Chapter 78 of the Nevada Revised Statute (“NRS”), does provide limitations on our ability to declare dividends. Section 78.288 of the NRS prohibits us from declaring dividends where, after giving effect to the distribution of the dividend:

(a)	we would not be able to pay our debts as they become due in the usual course of business; or

(b)

our total assets would be less than the sum of our total liabilities plus the amount that would be needed, if we were to be dissolved at the time of distribution, to satisfy the preferential rights upon dissolution of stockholders who may have preferential rights and whose preferential rights are superior to those receiving the distribution (except as otherwise specifically allowed by our Articles of Incorporation).

RECENT SALES OF UNREGISTERED SECURITIES

Foreign Private Placement

On September 30, 2009, our Board of Directors completed a private placement offering of 2,500,000 units (each a “Unit”) at a price of $0.02 per Unit pursuant to the provisions of Regulation S of the Securities Act. Each Unit is comprised of one share of our common stock and one share purchase warrant, with each warrant entitling the holder to purchase an additional share of common stock at a price of $0.02 per share until September 29, 2011. We did not engage in the offering in the United States. Each of the subscribers represented that they were not a US person as defined in Regulation S of the Act and that they were not acquiring the units for the account or benefit of a US person.

Issuance of Securities to Citiglobal

On October 7, 2009, in order to complete the acquisition of Smartlinx, we issued the following unregistered securities to Citiglobal upon completing our acquisition of Smartlinx:

(a)	3,250,000 shares of our common stock; and

(b)	warrants to acquire 4,250,000 shares of our common stock at an exercise price of $0.02 per share until October 6, 2011.

These shares were issued in reliance on Regulation S of the Securities Act. Citiglobal represented that it was not a “U.S. Person” as defined under Regulation S of the Securities Act.

DESCRIPTION OF REGISTRANT’S SECURITIES

General

Our authorized capital stock consists of 100,000,000 shares of common stock, with a par value of $0.001 per share, and 100,000,000 shares of preferred stock, with a par value of $0.001 per share.

Common Stock

Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law or provided in any resolution adopted by our board of directors with respect to any series of preferred stock, the holders of our common stock will possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy, subject to any voting rights granted to holders of any preferred stock. Holders of our common stock representing one-percent (1%) of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. Our Articles of Incorporation do not provide for cumulative voting in the election of directors.

Subject to any preferential rights of any outstanding series of preferred stock created by our board of directors from time to time, the holders of shares of our common stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available therefore.

Subject to any preferential rights of any outstanding series of preferred stock created from time to time by our board of directors, upon liquidation, dissolution or winding up of our company, the holders of shares of our common stock will be entitled to receive pro rata all assets of our company available for distribution to such holders.

In the event of any merger or consolidation of our company with or into another company in connection with which shares of our common stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of our common stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash).

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

Our board of directors is authorized by our articles of incorporation to divide the authorized shares of our preferred stock into one or more series, each of which shall be so designated as to distinguish the shares of each series of preferred stock from the shares of all other series and classes. Our board of directors is authorized, within any limitations prescribed by law and our Articles of Incorporation, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of preferred stock including but not limited to the following:

(a)	the rate of dividend, the time of payment of dividends, whether dividends are cumulative, and the date from which any dividends shall accrue;

(b)	whether shares may be redeemed, and, if so, the redemption price and the terms and conditions of redemption;

(c)	the amount payable upon shares of preferred stock in the event of voluntary or involuntary liquidation;

(d)	sinking fund or other provisions, if any, for the redemption or purchase of shares of preferred stock;

(e)	the terms and conditions on which shares of preferred stock may be converted, if the shares of any series are issued with the privilege of conversion;

(f)

voting powers, if any, provided that if any of the preferred stock or series thereof shall have voting rights, such preferred stock or series shall vote only on a share for share basis with our common stock on any matter, including but not limited to the election of directors, for which such preferred stock or series has such rights; and

(g)

subject to the above, such other terms, qualifications, privileges, limitations, options, restrictions, and special or relative rights and preferences, if any, of shares or such series as our board of directors may, at the time so acting, lawfully fix and determine under the laws of the State of Nevada.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officers and directors are indemnified as provided by the NRS and our bylaws.

Under the NRS, director immunity from liability to a company or its stockholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

(1)	a willful failure to deal fairly with the company or its stockholders in connection with a matter in which the director has a material conflict of interest;

(2)	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

(3)	a transaction from which the director derived an improper personal profit; and

(4)	willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

(1)	such indemnification is expressly required to be made by law;

(2)	the proceeding was authorized by our Board of Directors;

(3)	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or

(4)	such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the company, or is or was serving at the request of the company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

Our bylaws provide that no advance shall be made by us to an officer of the company, except by reason of the fact that such officer is or was a director of the company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the company.

SECTION 3 – SECURITIES AND TRADING MARKETS

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES.

Issuance of Securities to Citiglobal

On October 7, 2009, in order to complete the acquisition of Smartlinx, we issued the following unregistered securities to Citiglobal upon completing our acquisition of Smartlinx:

(a)	3,250,000 shares of our common stock; and

(b)	warrants to acquire 4,250,000 shares of our common stock at an exercise price of $0.02 per share until October 6 , 2011.

These shares were issued in reliance on Regulation S of the Securities Act. Citiglobal represented that it was not a “U.S. Person” as defined under Regulation S of the Securities Act.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.01	CHANGES IN CONTROL OF REGISTRANT.

Effective on October 7, 2009, Citiglobal acquired an aggregate of 13,250,000 shares in our common stock and warrants to acquire 4,250,000 shares of common stock at an exercise of $0.02 per share until October 6, 2011. Of the shares issued, 3,250,000 shares were issued by us in exchange for 10,000 equity shares of Smartlinx. The remaining 10,000,000 shares acquired by Citiglobal were acquired from David K. Ryan for an aggregate purchase price of $10,000. Citiglobal paid for the purchase price of the shares acquired from Mr. Ryan out of its own funds. As a result, Citiglobal now owns 67.3% of our total issued and outstanding shares of common stock.

ITEM 5.02	DEPARTURE OF DIRECTORS AND CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On October 7, 2009, upon closing of the acquisition of Smartlinx, David K. Ryan resigned as our Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and from our Board of Directors. The resignations of Mr. Ryan were made in accordance with the terms of the Share Purchase Agreement and were not due to any disagreements with the Company.

Upon the tendering of Mr. Ryan’s resignations, Abraham Joy was appointed to our Board of Directors and as our Chief Executive Officer, Chief Financial Officer, President, Secretary and Treasurer and Job Thomas Thekkekkara and Nyayapathi Sunder Raj were appointed to our Board of Directors.

ITEM 5.03	AMENDMENTS TO THE ATRICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On October 7, 2009, as a result of our acquisition of Smartlinx, our fiscal year end has changed from August 31 to March 31. Accordingly, we will be filing our next periodic report as a Quarterly Report on Form 10-Q for the quarter ended September 30, 2009.

ITEM 5.06	CHANGE IN SHELL COMPANY STATUS.

As a result of our acquisition of Smartlinx, we have completed a transaction that has the effect of causing us to cease being a shell company. The details of our acquisition of Smartlinx are described under the Item 2.01 of this Current Report on Form 8-K.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial Statements of Business Acquired

Included herein as Exhibit 99.1 to this Current Report on Form 8-K are the following audited financial statements of Smartlinx VOIP Networks Private Limited, prepared in accordance with US generally accepted accounting principals and stated in US dollars:

	1.	Report of Independent Registered Public Accounting Firm.

	2.	Balance Sheet as at March 31, 2009 and 2008.

	3.	Statements of Operations for the years ended March 31, 2009 and March 31, 2008.

	4.	Statement of Stockholders’ Equity for the year ended March 31, 2009.

	5.	Statement of Cash Flows for the years ended March 31, 2009 and March 31, 2008.

	6.	Notes to Financial Statements.

Included herein as Exhibit 99.2 to this Current Report on Form 8-K are the following unaudited financial statements of Smartlinx VOIP Networks Private Limited, prepared in accordance with US generally accepted accounting principals and stated in US dollars:

	1.	Balance Sheet as at June 30, 2009 and March 31, 2009.

	2.	Statement of Operations for the three months ended June 30, 2009 and the three months ended June 30, 2008.

	3.	Statement of Stockholders’ Equity for the three months ended June 30, 2009.

	4.	Statement of Cash Flows for the three months ended June 30, 2009 and the three months ended June 30, 2008.

	5.	Notes to Financial Statements.

(b)	Pro Forma Financial Information

Included herein as Exhibit 99.3 to this Current Report on Form 8-K are the following unaudited pro- forma consolidated financial statements giving effect to the Company’s acquisition of Smartlinx VOIP Networks Private Limited, effective October 7, 2009:

	1.	Unaudited Pro Forma Consolidated Balance Sheet as of May 31, 2009;

	2.	Unaudited Pro Forma Consolidated Statement of Operations for the year ended August 31, 2008;

	3.	Unaudited Pro Forma Consolidated Statement of Operations for the three months ended May 31, 2009;

	4.	Notes to the Pro Forma Financial Statements.

(d)	Exhibits

Exhibit
Number	Description of Exhibit

10.1	Share Purchase Agreement dated August 20, 2009 between Cignus Ventures Inc., Smartlinx Acquisition Corp., David K. Ryan and Citiglobal Ltd.(1)
10.2
Agreement for Provision of Video Tutor Services to Broadband Subscribers of BSNL dated January 27, 2009 between Smartlinx VOIP Networks Private Limited and the Broadband Subscribers of Bharat Sanchar Nigam Limited.

10.3	Loan Agreement dated November 20, 2006 between Nettlinx Limited and Smartlinx VOIP Networks Private Limited.
10.4	Employment Agreement dated June 1, 2009 between Smartlinx VOIP Networks Private Limited and Sunder Raj Nyayapathi.
10.5	Employment Agreement dated October 5, 2006 between Smartlinx VOIP Networks Private Limited and Job Thomas Thekkekkara.
99.1	Audited Financial Statements of Smartlinx VOIP Networks Private Limited for the years ended March 31, 2009 and 2008.
99.2	Unaudited Financial Statements of Smartlinx VOIP Networks Private Limited for the interim three month period ended June 30, 2009 and 2008.
99.3	Unaudited Pro Forma Consolidated Balance Sheet and Statement of Operations for the period ended May 31, 2009.

Notes:
(1)	Previously filed as an exhibit to our Current Report on Form 8-K filed with the SEC on August 24, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIGNUS VENTURES INC.
Date: October 13, 2009

	By:	/s/ Abraham Joy

ABRAHAM JOY
Chief Executive Officer, Chief Financial Officer,
President, Secretary and Treasurer